EXHIBIT 23B

                      Consent of Deloitte & Touche LLP
                      --------------------------------

      We consent to incorporation by reference in this Registration Statement of Mentor Graphics Corporation on Form S-3 of our report dated April 28, 1995, relating to the consolidated balance sheets of Microtec Research, Inc. and subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1995, contained on pages F-29 through F-47 in Amendment No. 3 to Registration Statement No. 33-63733 of Mentor Graphics Corporation on Form S-4 under the Securities Act of 1933, which report is incorporated by reference into the Current Report on Form 8-K dated January 31, 1996 of Mentor Graphics Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP


San Jose, California
April 22, 1996